UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2004

CONSOLIDATED PICTURES CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-33327	13-4151225

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 NW 163rd Drive, North Miami Beach Florida	33169

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 623-1140

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 28, 2004, Consolidated Pictures Corp. (the "Company") appointed Corbin & Company, LLP. (the "New Accountants") as the independent accounting firm to audit the financial statements of the Company for the year ended December 31, 2004. Concurrent with the appointment of the New Accountants, Michael F. Cronin, CPA resigned as the Company's independent auditor. The Board of Directors approved this decision on October 28, 2004.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2003 and 2002, and in the subsequent interim periods, there were no disagreements with Michael F. Cronin, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Michael F. Cronin, CPA, would have caused Michael F. Cronin, CPA to make reference to the matter in his report.

The reports of Michael F. Cronin, CPA on the Company's financial statements for the Company's two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, or was modified as to audit scope, or accounting principles.

During the Company's two most recent fiscal years and the subsequent interim period through the date of engagement of the New Accountants, the Company did not consult the New Accountant regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B.

There were no reportable events as that term is described in Item 304(a)(1)(iv)(A)-(E) of Regulation S-B.

A letter from Michael F. Cronin, CPA addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-B, stating that he agrees with the disclosures made by the Company in this Report on Form 8-K has been filed as an exhibit to this Report on Form 8-K in accordance with Item 304(a)(3) of Regulation S-B.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 27, 2004, in accordance with the Agreement and Plan or Reorganization between the Company and Y-Tel International, LLC executed October 13, 2004, Avery Pack resigned as a director of the Company effective October 27, 2004. On the same date Garry McHenry and Jon McMurray were appointed directors of the Company.

Garry McHenry
Mr. McHenry is currently working as a consultant in the Miami office developing new business for International Telekom, LLC, a subsidiary of Y-Tel International, LLC ("Y-Tel"). Prior to joining Y-Tel, Mr. McHenry was Vice President of Sales for SATX, a public company that was developing GPS tracking and prepaid cell phone businesses. Mr. McHenry has worked for Qwest Communications in their Hospitality Long Distance division. He was also Vice President of International Sales for Bright Technologies, a company that developed fixed wireless pay phones. Mr. McHenry is a graduate of Rochester Institute of Technology.

Jon L. McMurray
Mr. McMurray was the co-founder of Y-Tel International, LLC ("Y-Tel"). Mr. McMurray was instrumental in the development of a carrier based switch hub in Miami, Florida, and the Panama hub located in the Republic of Panama. Prior to Y-Tel he worked with a private Atlanta based long distance company developing new markets for the network. Prior to his involvement in telecommunications, Mr. McMurray owned his own construction company for 22 years in Baldwin County, located in south Alabama.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

16.1	Letter from Michael F. Cronin, CPA addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-B.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 29, 2004

Consolidated Pictures Corp.

Registrant

By:	/s/ Steve Lipman

Steve Lipman Chief Executive Officer